UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 24, 2010


TIRE INTERNATIONAL ENVIRONMENTAL SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)


Nevada

000-28323

98-0368586
(State or Other Jurisdiction of
Incorporation)

(Commission File Number)

(I.R.S. Employer
Identification Number)

Tire International Environmental Solutions, Inc.
1530 9th Avenue SE.,
Calgary, Albera
Canada T2G 0T7
(Address of principal executive offices)

(403) 693-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.


__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)


Item 1.02 - Termination of a Material Definitive Agreement

On August 24, 2010 Tire International Environmental
Solutions, Inc. announced it had signed a Letter of Intent Agreement (the "LOI Agreement") with USS
Real Estate, a division of United States Steel
Corporation, for the acquisition of 35.33 acres of industrial property in the Keystone Industrial
Port Complex ("KIPC"), located in Falls Township,
Bucks County, Pennsylvania.

On September 23, 2010, the Company received the return of funds held on deposit by USS Real Estate, in conjuncture with a termination notice received by the Company, thus terminating the LOI Agreement.
With respect to the Company's plans to build and license its planned state-of-the-art, waste-to-value, tire recycling facility at KIPC, it is unlikely that the Company will proceed forth with such plans.
Accordingly, both USS Real Estate and the Company have amicably agreed to sever their relationship.

With respect to the Company's continued plans to build and license a state-of-the-art, waste-to-value, tire recycling facility, the Company's management has decided to continue to look for other potential locations in the Northeast United States.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIRE INTERNATIONAL ENVIRONMENTAL SOLUTIONS, INC. (Registrant)

Date:	September 27, 2010



Dean Petkanas
Acting Chief Financial Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIRE INTERNATIONAL ENVIRONMENTAL SOLUTIONS, INC.

September 27, 2010

By: /s/ Dean Petkanas
Dean Petkanas
Acting Chief Financial Officer